UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 8, 2014
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Entry Into or Amendment of Material Compensatory Plan, Contract or Arrangement
On August 8, 2014, Enterprise Financial Services Corp (the “Company”) entered into an amended and restated Executive Employment Agreement (the “New Agreement”) with Frank H. Sanfilippo, Executive Vice President and Chief Operating Officer of Enterprise Bank & Trust, the Company’s banking subsidiary. The New Agreement amends and restates Mr. Sanfilippo’s existing Amended Executive Employment Agreement with the Company, dated effective as of December 19, 2008.
Under the New Agreement, Mr. Sanfilippo will continue to serve as Executive Vice President and Chief Operating Officer. The New Agreement leaves Mr. Sanfilippo’s base salary unchanged at $250,000, subject to future adjustments by the Company, provided that Mr. Sanfilippo’s base salary may not be decreased below $250,000. Mr. Sanfilippo will also continue to be eligible for short term and long term incentive compensation, consistent with the Company’s policies for executives at similar levels.
If Mr. Sanfilippo’s employment is terminated by the Company “Upon a Change in Control” (as defined in the New Agreement), he will be entitled to severance pay equal to two year’s base salary, plus the target amount of his annual cash bonus opportunity for the year in which such termination occurs. Such amount will be paid in a lump sum cash payment on the 60th day after following Mr. Sanfilippo’s separation, subject to his compliance with the terms, provisions, and conditions contained within the New Agreement.
Further, the New Agreement provides that if Mr. Sanfilippo’s employment is terminated by the Company “Other Than for Cause” (as defined in the New Agreement), Mr. Sanfilippo will be entitled to severance pay equal to one year’s salary, plus the target amount of his annual cash bonus opportunity for the year in which such termination occurs. Such amount will be paid in a single lump sum cash payment on the 60th day after Mr. Sanfilippo’s separation, subject to his compliance with the terms, provisions, and conditions contained within the New Agreement.
If Mr. Sanfilippo’s employment is terminated for any other reason, he will receive his unpaid salary through the date of determination, but will not be entitled to any severance compensation.
Mr. Sanfilippo will be subject to ongoing confidentiality obligations with respect to the Company’s confidential information and will be subject to non-competition and non-solicitation covenants for a period of one year following termination of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	August 11, 2014	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller